                                                                    Exhibit 3.6a



                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

      Capitol Copy Products, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

FIRST: That the stockholders of said corporation by their unanimous written consent, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

      RESOLVED, that the Restated Certificate of Incorporation of Capitol Copy Products, Inc., be amended by changing the THIRD Article thereof so that, as amended, said Article shall be and read as follows:

            THIRD: The name of the corporation is hereby changed to CAPITOL OFFICE SOLUTIONS, INC.

      SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have, by unanimous written consent, consented to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation law of the State of Delaware.

      IN WITNESS WHEREOF, said Capitol Copy Products, Inc. has caused this certificate to be signed by Armen A. Manoogian, its President, this 23rd day of October, 1996.

                                            CAPITOL COPY PRODUCTS, INC.


                                            By: /s/ Armen A. Manoogian
                                                --------------------------
                                                Armen A. Manoogian
                                                President

                              CERTIFICATE OF MERGER
                                       OF
                           CAPITOL COPY PRODUCTS, INC.
                                      INTO
                                   NUCAP, INC.

      The undersigned corporation DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

               NAME                          STATE OF INCORPORATION
               ----                          ----------------------
          CAPITOL COPY PRODUCTS, INC.        DISTRICT OF COLUMBIA

          NUCAP, INC.                        DELAWARE

      SECOND: That the agreement of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

      THIRD: The surviving corporation of the merger is NUCAP, INC., whose name shall herewith be changed to CAPITOL COPY PRODUCTS, INC., a Delaware corporation.

      FOURTH: That the Certificate of Incorporation of NUCAP, INC., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation and that the First Article and Section (a) of the Fourth Article of such Certificate of Incorporation is hereby amended as follows:

            FIRST: The name of the corporation is Capitol Copy Products, Inc.

            FOURTH: (a) The total number of shares of all classes of stock which the corporation shall have authority to issue is 50,000, consisting of 40,000 shares of Common Stock, par value $.10 per share (the "Common" stock), and 10,000 shares of Class B Stock, par value $.10 per share (the "Class B" stock).

      FIFTH: That the executed agreement of merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 12000 Old Baltimore Pike, Beltsville, Maryland 20705.

      SIXTH: That a copy of the agreement of merger will be furnished on request and without cost to any stockholder of any constituent corporation.

      SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

                                             Number of     Par Value
         Corporation           Class         Shares        Per Share
         -----------           -----         ------        ---------
Capitol Copy Products,         Common        10,000        $1.00
 Inc.                          Stock

Dated:  12 January, 1988

                                            NUCAP, INC.


                                            By: /s/ Armen A. Manoogian
                                                --------------------------
                                                Armen A. Manoogian
                                                President

ATTEST:

By: /s/ George Wm. Erikson
    -----------------------
    George Wm. Erikson
    Secretary

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   NUCAP, Inc.

                                    * * * * *

FIRST. The name of the corporation is NUCAP, Inc.

SECOND. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle; the name of the registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH. (a) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000,000, consisting of 2,500,000 shares of common stock, par value $.l0 per share (the "Common" stock), and 500,000 shares of Class B stock, par value $.l0 per share (the "Class B" stock).

(b) No holder of shares of the Corporation of any class now or hereafter authorized shall have any preferential or pre-emptive right to subscribe for, purchase or receive any shares of the Corporation of any class now or hereafter authorized, or any options or warrants for such shares, which may at any time be issued, sold or offered for sale by the Corporation.

(c) Except as set forth in this Article FOURTH, the Common shares and Class B shares shall be identical in all respects and shall have equal rights and privileges.

      A. Dividends and Distributions.

(1) Subject to paragraph (2) of this paragraph A, whenever a dividend (in cash or property) is paid to holders of Class B shares, the Corporation shall also pay to holders of Common shares a dividend at least equal in amount per share. The Corporation may pay dividends to holders of Common shares in excess of dividends paid, or without paying dividends, to holders of Class B shares.

(2) If at any time a distribution is to be paid in Common shares or Class B shares (a "share distribution"), such share distribution may be declared and paid only as follows:

      (i) So long as no Common shares are outstanding, Common shares may be paid to holders of Class B shares; and

      (ii) In all other cases, Common shares may be paid only to holders of Common shares and Class B shares may be paid only to holders of Class B shares.

Whenever a share distribution is paid, the same number of shares shall be paid in respect of each outstanding Common share or Class B share. The Corporation shall not combine or subdivide shares of either of such classes without at the same time making a proportionate combination or subdivision of shares of the other of such classes.

      B. Voting. The holders of Class B shares shall have exclusive voting power except as follows:

(1) With respect to the election of directors, effective with the Annual Stockholders Meeting in 1988, the holders of Common shares voting as a separate class shall be entitled to elect that number of directors which constitutes twenty-five percent of the authorized number of members of the Board of Directors and, if such twenty-five percent is not a whole number, then the holders of Common shares shall be entitled to elect the nearest higher whole number of directors that is at least twenty-five percent of such membership. Holders of Class B shares voting as a separate class shall be entitled to elect the remaining directors.

(2) The holders of Common shares shall be entitled to vote as a separate class on the removal of any director elected by the holders of common shares, and the holders of Class B shares shall be entitled to vote as a separate class on the removal of any director elected by the holders of Class B shares.

(3) The holders of the Common shares and the holders of the Class B shares shall be entitled to vote as separate classes on such other matters as may be required by law or this Certificate of Incorporation to be submitted to such holders voting as separate classes.

(4) The holders of Common shares and Class B shares shall in all matters not specified in paragraph (1), (2) or (3) of this paragraph B vote together as a single class; provided, however, that the holders of Common shares shall have one (1) vote for each share and the holders of Class B shares shall have ten
(10) votes for each share.

(5) Any vacancy in the office of a director elected by the holders of the Common shares may be filled by a vote of such holders voting as a separate class, and any vacancy in the office of a director elected by the holders of the Class B shares may be filled by a vote of such holders voting as a separate class, and, in the absence of a stockholder vote, in the case of a vacancy in the office of a director elected by either class, such vacancy may be filled by the remaining directors as provided in the By-Laws. Any director elected by the Board of Directors to fill a vacancy shall serve the same remaining term as that of his predecessor and until his or her successor has been chosen and has qualified. If permitted by the By-Laws, the Board of Directors may increase the number of directors, and any vacancies so created may be filled by the Board of Directors; provided that, so long as the holders of Common shares have the rights provided in paragraphs B(l) and B(5) of this Article FOURTH in respect of the next succeeding annual meeting of stockholders, the Board of Directors may be so enlarged by the Board of Directors only to the extent that at least twenty-five percent of the enlarged Board consists of directors elected by the holders of the Common shares or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of the Common shares.

(6) The Common shares will not have the rights to elect directors set forth in paragraphs B(l) and B(5) of this Article FOURTH if, on the record date for any stockholder meeting at which directors are to be elected, the number of issued and outstanding Common shares is less than ten percent of the aggregate number of issued and outstanding Common shares and Class B shares. In such case, all directors to be elected at such meeting shall be elected by holders of Common shares and Class B shares voting together as a single class; provided, however, that with respect to said election the holders of Common shares shall have one
(1) vote for each share, and the holders of Class B shares shall have ten (10) votes for each share.

(7) Notwithstanding anything in this paragraph B to the contrary, the holders of Common shares shall have exclusive voting power on all matters at any time when no Class B shares are issued and outstanding.

      C. Conversion. (1) Each holder of record of Class B shares may at any time or from time to time, in such holder's sole discretion and at such holder's option, convert any whole number or all of such non-assessable Common shares at the rate of one Common share for each Class B share surrendered for conversion. Any such conversion may be effected by any holder of Class B shares surrendering such holder's certificate or certificates for the Class B shares to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B shares, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of Class B shares and stating the name or names in which such holder desires the certificate or certificates for such Common shares to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder's nominee or nominees, a certificate or certificates for the number of Common shares to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the date of each surrender, and the person or persons entitled to receive the Common shares issuable on such conversion shall be treated for all purposes as the record holder or holders of such Common shares on that date.

(2) No fraction of a Common share shall be issued on conversion of any Class B share but, in lieu thereof, the Corporation shall pay in cash therefor the pro rata fair market value of any such fraction. Such fair market value on the date of such conversion shall be: (i) if the trading prices for the Common Stock are reported on the consolidated transaction reporting system (the "consolidated system") operated by the Consolidated Tape Association, the average of the high and low prices at which the Common Stock is reported in the consolidated system to have been traded; (ii) if the principal market for the Common shares is an exchange and if the trading prices for the Common shares are not reported in the consolidated system, the average of the high and low prices at which the Common shares are reported to have traded on such exchange; (iii) if the principal market for the Common shares is otherwise than on an exchange and bids and offers for such security are reported in the automated quotation system operated by the National Association of Securities Dealers, Inc. ("NASDAQ"), the mean between the highest current independent bid price and the lowest current independent asked price, reported on "level 2" of NASDAQ; (iv) if the principal market for the Common shares is otherwise than on an exchange and bids and offers for the Common shares are not reported in NASDAQ, the mean between the highest current independent bid price and the lowest current independent asked price, determined on the basis of reasonable inquiry; or (v) if there is no market for the Common shares, such price as the Board in its discretion, acting in good faith, shall determine. If there is a market for the Common shares and if, on the pertinent date, no transactions or bid and asked prices, as the case may be, are reported for the Common shares under the relevant clause above, the fair market value of the Common shares shall be determined on the next day on which transactions or bid and asked prices, as the case may be, are reported for the Common Stock under such clause.

(3) The Corporation shall at all times reserve and keep available out of the authorized and unissued Common shares, solely for the purpose of effecting the conversion of the outstanding Class B shares, such number of Common shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B shares, and if, at any time, the number of authorized and unissued Common shares shall not be sufficient to effect conversion of the then outstanding Class B shares, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued Common shares to such number as shall be sufficient for such purposes.

FIFTH. The name and mailing address of the sole incorporator is as follows:

      Name                                  Mailing Address
      ----                                  ---------------
      George Wm. Erikson                    c/o CERBERONICS, Inc.
                                            5600 Columbia Pike
                                            Bailey's Crossroads, VA
                                            22041

SIXTH. The Corporation is to have perpetual existence.

SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the By-Laws of the Corporation.

EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

NINTH. No Director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under
Section 174 of Title 8 of the Delaware Code (relating to the Delaware General Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the amendment nor repeal of this Article NINTH, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article NINTH, shall eliminate or reduce the effect of this Article NINTH in respect of any matter occurring, or any cause of action, suit or claim that but for this Article NINTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

TENTH. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and that the facts herein stated are true, and accordingly have herewith set my hand this 28th day of August 1987.


                                                  /s/ George Wm. Erikson
                                                  ------------------------
                                                  GEORGE Wm. ERIKSON



COMMONWEALTH OF VIRGINIA     )
                             )  ss.
COUNTY OF FAIRFAX            )


      BE IT KNOWN that on this 28th day of August 1987, personally came before me, a Notary Public in and for the County and Commonwealth aforesaid, George Wm. Erikson, and he duly executed said Certificate of Incorporation before me and acknowledged the said Certificate to be his act and deed and that the facts stated therein are true.

      IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


/s/ CYNTHIA A. LEENERTS
---------------------------
CYNTHIA A. LEENERTS
Notary Public

My commission expires on 27 June 1988.